UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2008

FMC Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1803 Gears Road, Houston, Texas		77067
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 591-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Definitive Material Agreement

On February 25, 2008, the Compensation Committee of the Board of Directors of FMC Technologies, Inc. (the "Company") approved certain amendments and revisions to the Company’s Incentive Compensation and Stock Plan to consolidate previously approved amendments, to reflect the Company’s current administrative practice, to change the definition of performance goals to include a specific list of performance measures and to respond to various legal and regulatory requirements, such as those under Section 409A of the Internal Revenue Code.

The Amended and Restated Incentive Compensation and Stock Plan is filed as Exhibit 10.4(p) hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Management Incentive Awards

On February 25, 2008, the Compensation Committee of the Board of Directors modified the Business Performance Incentive (BPI) factors under the 2008 Management Incentive Plan. BPI payments in 2008 will be based on Net Contribution, EBIT Growth and EBIT Percent of Sales, and each will be equally weighted.

Performance-Based Restricted Stock Awards

On February 25, 2008, the Compensation Committee of the Board of Directors determined that the grant of performance-based restricted shares to the Company’s executive officers will constitute 66 2/3% of the total awards granted to each of these officers in 2008. In 2007, 50% of total restricted grant awards to the Company’s executive officers were performance-based restricted shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

10.4(p) Amended and Restated Incentive Compensation and Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC Technologies, Inc.

February 29, 2008	By:	/s/ William H. Schumann, III

Name: William H. Schumann, III
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.4(p)	Amended and Restated Incentive Compensation and Stock Plan